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                                                                 Exhibit 10.65

                                 EXECUTION COPY

                            INTERCONNECTION AGREEMENT

                                     BETWEEN

                        NIAGARA MOHAWK POWER CORPORATION

                                       AND

                             OSWEGO HARBOR POWER LLC






                                                          Date: July 30, 1999


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       This INTERCONNECTION AGREEMENT (hereinafter referred to as the
"AGREEMENT") is made as of July 30, 1999, between NIAGARA MOHAWK POWER CORPORATION (hereinafter referred to as "NIAGARA MOHAWK") and OSWEGO HARBOR POWER LLC (hereinafter referred to as the "PRODUCER").

       WHEREAS, PRODUCER'S ability to deliver and sell ELECTRICITY to NIAGARA MOHAWK and/or other purchasers from the PRODUCTION FACILITY is contingent on the PRODUCTION FACILITY remaining interconnected to the TRANSMISSION SYSTEM through the INTERCONNECTION FACILITY.

       NOW THEREFORE, in consideration of the mutual obligations and undertakings set forth herein, the parties to this AGREEMENT covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       The terms listed below shall have the following meanings when used in this INTERCONNECTION AGREEMENT.

       1.1 This AGREEMENT shall become effective as of the date first above written (the "EFFECTIVE DATE").

       1.2 INTERCONNECTION POINT" is the point at which the PRODUCTION FACILITY is connected to the INTERCONNECTION FACILITY as indicated on a one-line diagram included as part of Exhibit A.

       1.3     "DELIVERY PONT" is the point at which the INTERCONNECTION

FACILITY is connected to the TRANSMISSION SYSTEM as indicated on a one-line diagram included as part of Exhibit A.

       1.4 "ELECTRICITY" shall mean electric capacity and/or energy produced by the PRODUCTION FACILITY.

       1.5 "FERC" shall mean the Federal Energy Regulatory Commission or successor organization.



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       1.6     "GOOD UTILITY PRACTICE" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act, to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region and consistently adhered to by NIAGARA MOHAWK. GOOD UTILITY PRACTICE shall include, but not be limited to North American Electric Reliability Council ("NERC") Criteria & Guidelines, Northeast Power Coordinating Council ("NPCC") Criteria & Guidelines, New York State Reliability Council ("NYSRC") if any, and New York Power Pool ("NYPP") criteria, rules and standards, as they may be amended from time to time including the rules, guidelines and criteria of any successor organization to the foregoing entities.

       1.7 "HAZARDOUS SUBSTANCE(S)" shall mean those substances, materials, products or wastes which are classified as hazardous or toxic under any applicable federal, state or local law, or any regulations promulgated thereunder, effective the date of execution of this AGREEMENT, and the presence of which requires redemption, removal or cleanup under this AGREEMENT.

       1.8 "INTERCONNECTION FACILITY" shall include all those facilities and NIAGARA MOHAWK PROPERTIES on which such facilities are located between the INTERCONNECTION POINT and the DELI VERY POINT, necessary to effect the transfer of ELECTRICITY, produced at the PRODUCTION FACILITY into NIAGARA MOHAWK's TRANSMISSION SYSTEM, including those facilities identified in more particularity in Exhibit A to this AGREEMENT.

       1.9 "NIAGARA MOHAWK PROPERTIES" shall mean those parcels of real property and/ or easements that NIAGARA MOHAWK uses for its transmission facilities upon which portions of the INTERCONNECTION FACILITY have been constructed and which property PRODUCER exclusively uses under this AGREEMENT, which parcels of real property and/or easements and facilities are described in more particularity in Exhibit A hereto.



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       1.10    "PRODUCTION FACILITY" shall mean PRODUCER's Oswego generating facility with a maximum output of 1700 MW located in the City of Oswego, County of Oswego, New York.

       1.11 "TRANSMISSION SYSTEM" shall mean NIAGARA MOHAWK's TRANSMISSION SYSTEM, including any modifications subsequent to the date of this AGREEMENT.

       1.12 "ELECTRIC SYSTEM BULLETIN No. 756" shall mean NIAGARA MOHAWK's Electric System Bulletin 756, dated December, 1997, and all subsequent revisions, as it may be amended from time to time.

       1.13 "INDEPENDENT SYSTEM OPERATOR" ("ISO") shall mean an organization formed in accordance with FERC order (s) to administer the operation of the transmission system, provide equal access to the transmission system of New York State, and to maintain system reliability.

       1.14 "ISLANDING" shall mean the separation of PRODUCER's generation from NIAGARA MOHAWK's electric system while continuing to serve NIAGARA MOHAWK's isolated load.

       1.15 "INTERCONNECTION STUDIES" shall mean the necessary studies, identified in Paragraph 8.2.2, in the event it becomes necessary to modify the INTERCONNECTION FACILITY or to construct new or additional facilities, NIAGARA MOHAWK shall perform those studies that, in the judgement of NIAGARA MOHAWK, are necessary to determine (a) an appropriate INTERCONNECTION POINT (b) the equipment and facilities necessary and desirable for the construction and operation of new or additional or modified facilities (c) the interconnection voltage (d) the estimated costs of facilities and/or the costs for NIAGARA MOHAWK's design, review, assistance and inspection of facilities to be designed and constructed by PRODUCER (a) the costs of any new reinforcements to or additions of new facilities to NIAGARA MOHAWK's TRANSMISSION SYSTEM required or recommended to be made in order for NIAGARA MOHAWK to interconnect with PRODUCER's PRODUCTION FACILITY.

       1.16 "SERVICE POINT" is the point at which the PRODUCTION FACILITY is connected to the TRANSMISSION SYSTEM for retail delivery of ELECTRICITY by NIAGARA MOHAWK to the PRODUCTION FACILITY as indicated on a one-line diagram included as part of Exhibit A.


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                                   ARTICLE II
                            AGREEMENT TO INTERCONNECT
                     DESCRIPTION OF INTERCONNECTION FACILITY

       2.1 NIAGARA MOHAWK and PRODUCER agree to remain interconnected in accordance with the terms agreed to herein.

       2.2 NIAGARA MOHAWK and PRODUCER shall be interconnected by means of the INTERCONNECTION FACILITY, which NIAGARA MOHAWK shall operate, own and maintain, at the PRODUCER's expense.

       2.3 The PRODUCTION FACILITY shall include all facilities and equipment on the PRODUCER's side of the INTERCONNECTION POE"IT as indicated on Exhibit A. PRODUCER agrees that the installation of die electrical equipment and the operation of the PRODUCTION FACILITY must meet or exceed the requirements of NIAGARA MOHAWK's ELECTRIC SYSTEM BULLETIN No. 756. Notwithstanding the foregoing, NIAGARA MOHAWK acknowledges and agrees to the following limitations for the existing PRODUCTION FACILITY as it pertains to NIAGARA MOHAWK's ELECTRIC SYSTEM BULLETIN No. 756:

               2.3.1 If at the date of this AGREEMENT the PRODUCTION FACILITY does not conform to NIAGARA MOHAWKS ELECTRIC SYSTEM BULLETIN No. 756, but was built in accordance with GOOD UTILITY PRACTICE and does not present any adverse impact on NIAGARA MOHAWK 's TRANSMISSION SYSTEM as determined by NIAGARA MOHAWK in its reasonable discretion, then it is not the intent of this AGREEMENT to cause the PRODUCER's PRODUCTION FACILITY to immediately upgrade to full compliance with ELECTRIC SYSTEM BULLETIN No. 756. Any upgrades required to protect NIAGARA MOHAWK's TRANSMISSION SYSTEM from adverse impacts Will be listed in Exhibit B and must be completed within ninety (90) days of signing this AGREEMENT unless otherwise mutually agreed upon by both parties.

               2.3.2 The parties agree that it is the intent of this AGREEMENT to require the PRODUCER's PRODUCTION FACILITY to conform to ELECTRIC SYSTEM BULLETIN No. 756 and therefore, agree that as additions, modifications and replacements to PRODUCER's PRODUCTION FACILITY are implemented, the additions, modifications and replacements will conform to ELECTRIC SYSTEM BULLETIN No. 756. If the PRODUCER upgrades the system protection or up-


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grades technology employed at the PRODUCTION FACILITY (for example, but not limited to, repowering), if in NIAGARA MOHAWK's reasonable discretion, it is necessary for safety, such portion of the PRODUCER's PRODUCTION FACILITY, as is necessary, will bc brought into full compliance with the requirements of ELECTRIC SYSTEM BULLETIN No. 756, at that time.

               2.3.3 If PRODUCER relies on NIAGARA MOHAWK's system protection equipment and practices for protection of PRODUCTION FACILITY equipment, PRODUCER agrees to indemnify, defend, and save NIAGARA MOHAWK, its agents and employees, harmless from, and against any loss, damage, liability (civil or criminal), cost, suit, charge, expense (including reasonable attorneys fe:s) or cause of action, arising from any damage to the PRODUCTION FACILITY resulting from such reliance, except if such loss, damage, liability, cost, suit, charge, expense or cause of action is the result of NIAGARA MOHAWK's willful misconduct or gross negligence.

               2.3.4 Upon implementation of an ISO and at NIAGARA MOHAWK's sole discretion, the requirements, rules and regulations of the ISO may govern requirements of ELECTRIC SYSTEM BULLETIN No. 756.

       2.4 PRODUCER recognizes that neither this AGREEMENT nor the PRODUCER's financial support of the INTERCONNECTION FACILITIES coders upon it any right to transmit electricity over NIAGARA MOHAWK's TRANSMISSION SYSTEM other than through the INTERCONNECTION FACILITIES.

       2.5 NIAGARA MOHAWK shall use due diligence, in accordance with GOOD UTILITY PRACTICE, to operate and maintain the INTERCONNECTION FACILITIES and to have them available for the transmission of electricity. NIAGARA MOHAWK shall consult with PRODUCER regarding the timing of scheduled maintenance of the INTERCONNECTION FAC1LITY, which might reasonably be expected to affect PRODUCER's PRODUCTION FACILITY. NIAGARA MOHAWK shall, to the extent practicable, schedule any maintenance to coincide with PRODUCER's scheduled outage. NIAGARA MOHAWK does not, however, guarantee or warrant uninterrupted availability of the INTERCONNECTION FACILITIES or TRANSMISSION SYSTEM. Curtailment of deliveries over the INTERCONNECTION FACILITIES or TRANSMISSION SYSTEM shall be governed by the transmission agreement or agreements between NIAGARA MOHAWK and the PRODUCER


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       2.6     PRODUCER hereby grants NIAGARA MOHAWK all necessary rights of way, easements, and licenses as NIAGARA MOHAWK may reasonably require to install, operate, maintain, replace and remove NIAGARA MOHAWK's facilities, including adequate and continuing rights of access to PRODUCER's property for any purpose reasonably related to this AGREEMENT. PRODUCER hereby agrees to execute such grants, deeds, licenses, instruments or other documents as NIAGARA MOHAWK may require to enable it to record such rights of way, easements and licenses.

       2.7 NIAGARA MOHAWK hereby grants PRODUCER all necessary rights of way, easements, and licenses as PRODUCER may reasonably require to install, operate, maintain, replace and remove PRODUCER's facilities, including adequate and continuing rights of access to NIAGARA MOHAWK's property for any purpose reasonably related to this AGREEMENT. NIAGARA MOHAWK hereby agrees to execute such grants, deeds, licenses, instruments or other documents as PRODUCER may require to enable it to record such rights of way, casements and licenses.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARTIES

       3.1 PRODUCER is a limited liability company duly nrganized and validly existing under the laws of the State of Delaware. PRODUCER is qualified to do business under the laws of the State of New York, is in good standing under the laws of the State of New York, has the power and authority to own its properties, to carry on its business as now being conducted, and to enter into this AGREEMENT and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT, and is duly authorized to execute and deliver "this AGREEMENT" and consummate the transactions contemplated herein.

       3.2 PRODUCER is not prohibited from entering into this AGREEMENT and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT. The execution and delivery of this AGREEMENT, the consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this AGREEMENT will not conflict with or constitute a breach of or a default under any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction,


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decree, determination, award or other instrument or legal requirement of any court or other agency of government, the agreement of limited partnership of PRODUCER or any contractual limitation, corporate restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which PRODUCER is a party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing. This AGREEMENT is the legal, valid and binding obligation of PRODUCER enforceable in accordance with its terms, except as limited by applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, or other similar laws affecting the enforcement of rights of creditors generally as such laws may be applied in the event of a reorganization, insolvency, liquidation, readjustment of debt or other similar proceeding of or moratorium applicable to PRODUCER and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

        3.3 NIAGARA MOHAWK is a corporation duly organized, validly existing and qualified to do business under the laws of the State of New York, is in good standing under its certificate of incorporation and the laws of the State of New York, has the corporate authority to own its properties, to carry on its business as now being conducted, and to enter into this AGREEMENT and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT, and is duly authorized to execute and deliver this AGREEMENT and consummate the transactions contemplated herein.

         3.4 NIAGARA MOHAWK is not prohibited from entering into this AGREEMENT and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT pending review and acceptance of the terms of this AGREEMENT by the FERC or successor organization. The execution and delivery of this AGREEMENT and upon its acceptance for filing by the FERC, the consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this AGREEMENT will not conflict with or constitutc a breach of or a default under any of the terms, conditions or provisions of any Law, rule or regulation, any order, judgment, writ, injunction, decree, determination, award or other instrument or legal requirement of any court or other agency of government, the certificate of incorporation or bylaws of NIAGARA MOHAWK or any contractual limitation, corporate restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which NIAGARA MOHAWK is a




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party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing. This AGREEMENT is the legal, valid and binding obligation of NIAGARA MOHAWK upon its acceptance for filing by the FERC becomes enforceable in accordance with its terms, except as limited by later order of the FERC, applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, or other similar laws affecting the enforcement of rights of creditors generally as such laws may be applied in the event of a reorganization, insolvency, liquidation, readjustment of debt or other similar proceeding of or moratorium applicable to PRODUCER and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE IV

                  MODIFICATION TO THE INTERCONNECTION FACILITY

       4.1 NIAGARA MOHAWK shall retain the discretion to determine whether, when, and in what maimer replacements or upgrades to the INTERCONNECTION FACILITIES shall be installed. NIAGARA MOHAWK shall exercise that discretion in accordance with GOOD UTILITY PRACTICE. NIAGARA MOHAWK shall use reasonable efforts to schedule and coordinate with PRODUCER to minimize disruption of PRODUCERS planned operations of its PRODUCTION FACILITY. Any such replacements or upgrades that are installed shall be deemed to be INTERCONNECTION FACILITIES for purposes of this AGREEMENT.

       4.2 NIAGARA MOHAWK shall notify the PRODUCER if it determines that a replacement or upgrade to any portion of the INTERCONNECTION FACILITIES is necessary or advisable. The actual cost of designing, permitting, installing and operating the replacement or upgrade shall be included in the charges calculated in accordance with Article VIII. PRODUCER shall also be responsible for all costs related to the PRODUCTION FACILITY, if any, caused by said replacement and/or upgrade.

       4.3 If PRODUCER plans any additions, modifications or replacements to the PRODUCTION FACILITY, PRODUCER shall use reasonable efforts to give NIAGARA MOHAWK not less than one (1) year prior written notice thereof accompanied by appropriate plans, specifications, information and operating instructions impacting NIAGARA MOHAWK's electric operations, of any such addition, modification or replacement. All such additions, modifications or replacements shall




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meet NIAGARA MOHAWK's ELECTRIC SYSTEM BULLETIN No. 756, NERC,
NPCC, NYPP, NYSRC, or its respective successors, the standards of GOOD UTILITY PRACTICE and shall be subject to the approval of NIAGARA MOHAWK, which approval shall not unreasonably be withheld.

       4.4 PRODUCER shall be responsible for the costs of any modifications to the INTERCONNECTION FACILITIES that arise from changes to the PRODUCTION FACILITY in accordance with this AGREEMENT.

       4.5 If, during the term of this AGREEMENT, NIAGARA MOHAWK determines that it is necessary to relocate, rearrange, abandon, or retire its TRANSMISSION SYSTEM, so that a change is required to a section of the INTERCONNECTION FACILITY. NIAGARA MOHAWK shall put forth its best efforts to give the PRODUCER no less than one (1) year's written notice of such relocation or rearrangement and shall use all reasonable efforts to defer such relocation or rearrangement until the INTERCONNECTION FACILITY can be reconfigured so that service may continue without interruption.

       4.6 If NIAGARA MOHAWK is required or ordered by governmental authority to relocate, rearrange, abandon, or retire its TRANSMISSION SYSTEM requiring modification to the INTERCONNECTION FACILITY, NIAGARA MOHAWK shall put forth its best efforts to promptly so notify PRODUCER.

       4.7 If relocation, rearrangement, abandonment or retirement is required (as referred to in paragraphs 4.5 and 4.6), NIAGARA MOHAWK shall perform or have performed, at PRODUCER's expense, the studies necessary to identify modifications to the INTERCONNECTION FACILITY and shall inform the PRODUCER of its estimate of the costs of the construction of the modified INTERCONNECTION FACILITY, and PRODUCER shall at its option either (i) reimburse NIAGARA MOHAWK for the actual costs of the construction of such modification in accordance with Article VIII of this AGREEMENT; (ii) construct, at its otwi expense, a new INTERCONNECTION FACILITY subject to the terms of this AGREEMENT; or (iii) terminate this AGREEMENT, upon no less than thirty (30) days written noticc to NIAGARA MOHAWK.

       4.8 If the relocation, rearrangement, abandonment, or retirement is ordered or required by governmcntal authority, NIAGARA MOHAWK shall use best efforts to obtain compensation on behalf of PRODUCER from such governmental authority for its mutually agreed upon share of the costs of such relocation or




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rearrangement, but in no event shall NIAGARA MOHAWK be responsible on its own account for reimbursing PRODUCER for any costs associated with such relocation or rearrangement.

       4.9 If the PRODUCER elects to construct, at its own expense, a new section of the INTERCONNECTION FACILITY subject to the terms of this AGREEMENT, then the PRODUCER shall assign all rights, title and interest in such new section of the INTERCONNECTION FACILITY to NIAGARA MOHAWK upon completion of construction and shall execute all necessary documents to effectuate transfer of ownership thereof to NIAGARA MOHAWK. PRODUCER shall obtain any necessary permits, authorizations and rights-of-way for the new section of the INTERCONNECTION FACILITY, in accordance with this AGREEMENT, the costs thereof to be borne by the PRODUCER. If the PRODUCER elects to construct a new section of the INTERCONNECTION FACILITY, NIAGARA MOHAWK shall own, operate and maintain, at PRODUCER's expense, any such new section as part of the INTERCONNECTION FACILITY, and PRODUCER shall reimburse NIAGARA MOHAWK for all costs of operating and maintenance expenses for any new section of the INTERCONNECTION FACILITY in accordance with Article VIII.

       4.10 PRODUCER acknowledges and agrees that NIAGARA MOHAWK reserves the rights and ability to deliver ELECTRICITY to all customers. If, during the term of this AGREEMENT, NIAGARA MOHAWK determines that it is necessary to relocate or rearrange the INTERCONNECTION POINT, in order to permit NIAGARA MOHAWK access or to deliver electricity to its customers or new customers, so that a change is required to a section of the INTERCONNECTION FACILITY, NIAGARA MOHAWK shall put forth its best efforts to give the PRODUCER no less than one
(1) year's written notice of such relocation or rearrangement and shall use all reasonable efforts to defer such relocation or rearrangement until the INTERCONNECTION FACILITY can be reconfigured so that service to PRODUCER may continue without interruption. Such relocation or rearrangement as referenced in this paragraph 4.10 shall be at NIAGARA MOHAWK's or the customer(s)' expense.

       4.11 If PRODUCER plans any unit retirements to the PRODUCTION FACULTY, PRODUCER shall put forth its best efforts to give NIAGARA MOHAWK reasonable notice. NIAGARA MOHAWK and PRODUCER shall amend this AGREEMENT to reflect such unit retirements including but not limited to adjustments to Article VIII of this AGREEMENT.




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                                    ARTICLE V

                                POWER DELIVERIES

       5.1     METERING

               5.1.1 NIAGARA MOHAWK shall, at PRODUCER's expense, provide, own, and maintain compatible metering equipment. PRODUCER shall provide suitable space within its facilities for installation of the metering equipment.

               5.1.2 PRODUCER shall be responsible for providing all necessary communication equipment and transmission mediums, such as telephone lines and any necessary protection for such communication equipment and shall furthermore be responsible for all communication required by NIAGARA MOHAWK or NYPP or its successor.

               5.1.3 All metering equipment installed pursuant to this AGREEMENT and associated with the PRODUCTION FACILITY may be routinely tested by NIAGARA MOHAWK, in accordance with applicable NIAGARA MOHAWK, NYPP, NERC and GOOD UTILITY PRACTICE. PRODUCER may be present at such testing.

               5.1.4 If, at any time, any metering cquipmcnt is found to be inaccurate by more than the limits defined in 16 NYCRR Part 92 as may be amended from time to time, NIAGARA MOHAWK shall cause such metering equipment to be made accurate or replaced at PRODUCER's expense. Meter readings for the period of inaccuracy shall be adjusted so far as the same can be reasonably ascertained; provided, however, no adjustment prior to the beginning of the preceding month shall be made except by agreement of the parties. Each party shall comply with any reasonable request of the other concerning the sealing of meters, the presence of a representative of the other party when the seals are broken and the tests are made, and other matters affecting the accuracy of the measurement of ELECTRICITY delivered from the PRODUCTION FACILITY. If either party believes that there has been a meter failure or stoppage, it shall immediately notify the other.

               5.1.5 PRODUCER shall be responsible for purchasing and installing software, hardware and/or other technology that may be required to read output billing meters.



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               5.1.6    Within sixty (60) days of the closing of the sale of
the PRODUCTION FACILTY by NIAGARA MOHAWK, NIAGARA MOHAWK will take all necessary actions to bring the PRODUCTION FACILITY and the INTERCONNECTION FACILITY into full compliance with the requirements and specifications set forth in Sections
5.1.1 through 5.1.5. Upon written certification by NIAGARA MOHAWK that the PRODUCTION FACILITY and INTERCONNECTION FACILITY are in compliance with Sections
5.1.1 through 5.1.5 then all subsequent compliance shall be PRODUCER's responsibility.

       5.2     LOSSES


               5.2.1 If the metering equipment and the DELIVERY POINT are not at the same location, thc rnctcring equipment shall record delivery of electricity in a manner that accounts for losses occurring between the metering point and the DELIVERY POINT. If the metering equipment does not have the capabilily of accounting for said losses, then either party may install metering equipment to account for said losses or the meter readings shall be multiplied by a loss factor to be mutually agreed to between NIAGARA MOHAWK and PRODUCER on the EFFECTIVE DATE to account for said losses between the metering point and the DELIVERY POINT. The metering point, DEL IVERY POINT, associated equipment and distance between the metering point and the DELIVERY POINT shall be specified in Exhibit A.

       5.3     REACTIVE POWER SUPPORT

               5.3.1 PRODUCER is required to provide reactive capability to regulate and maintain system voltage at the DELIVERY POINT in conformance with ELECTRIC SYSTEM BULLETIN No. 756. NIAGARA MOHAWK or NYPP or its successor shall establish a scheduled range of voltages or reactive power deliveries to be maintained by the generator.

       5.4     OPERATING FREQUENCY

               5.4.1 PRODUCER is responsible for the proper coordination of any applied under/over frequency generator tripping as per 756, Appendix C,
Section II, A, 2.7. If the PRODUCTION FACILITY elects to employ under frequency generator tripping protection, then the under frequency relay set point MUST be on or below the under frequency curve referred to in 756, Appendix C, Section IV, A., 3.0, Exhibit C-1. Similarly, if the PRODUCTION FACILITY elects to employ over




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frequency generator tripping protection, then the over frequency relay set point MUST be on or above the over frcquency curve referred to in 756, Appendix C, Section IV, A., 3.0, Exhibit C-I. If the PRODUCTION FACILITY decides that, after consultation with NIAGARA MOHAWK. It cannot meet the under frequency tripping set point limitation referred to in Exhibit C-I, then PRODUCER shall agree to fund the cost incurred by NIAGARA MOHAWK to install and maintain compensatory load shedding equipment required by the NYSRC. If the PRODUCER decides that it cannot meet the over frequency tripping set point limitation referred to in Exhibit C-1, PRODUCER shall consult with NIAGARA MOHAWK and NIAGARA MOHAWK will notify PRODUCER of any consequences associated with that decision.

       5.5     OPERATING VOLTAGE

               5.5.1 PRODUCER is expected to adhere to the operating voltage performance referred to in 756 Appendix C, Section II, B, 2.2 and 756 Appendix C, Section IV, B. PRODUCER is responsible for the proper coordination of any applied under/over voltage generator tripping as per 756, Appendix C, Section II, A, 2.7. If the PRODUCER elects to employ over voltage or under voltage protection, then the over voltage and under voltage relay settings shall be reviewed and approved by NIAGARA MOHAWK.

       5.6     ISLANDING

               5.6.1 With reference to 756, Appendix C, Section II, A, 2.4 , NIAGARA MOHAWK reserves the right to require, allow or prevent the ISLANDING of PRODUCER's generation depending upon the prevailing NIAGARA MOHAWK eleefrical system operational needs at the time to the extent that PRODUCER's PRODUCTION FACILITY was capable of same just prior to the date of this AGREEMENT.

       5.7     PROTECTIVE DEVICE

               5.7.1 PRODUCER shall cooperate with NIAGARA MOHAWK on protective device settings and verification in accordance with 756, Appendix B,
Section II, C and 756, Appendix C, Section V, B.


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                                   ARTICLE VI

                              INSURANCE PROVISIONS

       6.1 PRODUCER and NIAGARA MOHAWK shall obtain the insurance provided for in the Site Agreement between the two dated ________.


                                   ARTICLE VII

                              COMPLIANCE WITH LAWS

       7.1 Each Party agrees to comply in all material respects with all applicable federal, slate and local laws, ordinances, rules, regulations, permits, licenses, approvals, certificates, and requirements thereunder in connection with all its activities performed pursuant to this AGREEMENT, including, but not limited to all design, environmental, regulatory, engineering, construction, and property acquisition activities.

       7.2 Each Party agrees to indemnify, defend, and save the other Party its agents and employees, harmless from, and against any loss, damage, liability (civil or criminal), cost, suit, charge, expense (including reasonable attorneys fees) or cause of action, arising from violations by the indemnifying Party of said laws, ordinances, rules, regulations, permits, licenses, approvals, certificates and requirements thereunder. Each Party agrees to bear fiuily all civil and criminal penalties that may arise from its activities or from its violations of or its failure to comply with the aforementioned laws and requirements, whether such penalties are assessed against PRODUCER or NIAGARA MOHAWK.

       7.3 If either Party observes that any requirement specified in this AGREEMENT is at variance with any governing laws, ordinances, rules, regulations, permits, licenses, approvals, certificates and requirements thereunder, each Party shall promptly notify the other Party in writing before incurring any further liability, expense or obligation. NIAGARA MOHAWK and PRODUCER shall in good faith attempt to reform this AGREEMENT to comply with the aforementioned laws, ordinances, rules, regulations, permits, approvals, or certificates. If NIAGARA MOHAWK and PRODUCER, are unable to do so, either party may terminate this AGREEMENT.

                                  ARTICLE VIII

                                  COST PAYMENTS

       8.1 NIAGARA MOHAWK shall invoice PRODUCER at the start of each calendar quarter in an amount equal to NIAGARA MOHAWK's estimate for that quarter's costs and expenses for which NIAGARA MOHAWK is to he reimbursed under this AGREEMENT (excluding the charges referenced in paragraph 8.2.6, 8.2.6.1 and 8.2.6.2), adjusted for the previous quarter's differential, if any, between NIAGARA MOHAWK's estimated and actual costs.

       8.2 PRODUCER shall reimburse NIAGARA MOHAWK for all of the following costs incurred by NIAGARA MOHAWK with respect to the INTERCONNECTION FACILITY and Interconnection upgrade facilities:


               8.2.1 All reasonable NIAGARA MOHAWK costs and expenses associated with the acquisition, ownership, operation, administration, inspection, design review, engineering, surveying, project management and coordination, testing of electrical equipment and installation of EMS-RTU and metering equipment, construction, financing, maintenance, environmental and regulatory permitting and licensing of, taxes and transfer of title and interest to, the INTERCONNECTION FACILITY, and any modified facility.

               8.2.2 All reasonable NIAGARA MOHAWK costs and expenses in connection with INTERCONNECTION STUDIES, if such INTERCONNECTION STUDIES are requested by PRODUCER, related to this INTERCONNECTION FACILITY.

               8.2.3 All reasonable NIAGARA MOHAWK costs and expenses of acquiring, owning, designing, engineering, constracting, financing, taxes, environmental permitting, and licensing, or any new or modified facilities.

               8.2.4     [Reserved.]

               8.2.5 Any capital costs associated with modifications performed in accordance with this AGREEMENT.

               8.2.6 The PRODUCER shall reimburse NIAGARA MOHAWK for any and all reasonable costs or expenses that are incurred by NIAGARA MOHAWK pursuant to this AGREEMENT for the operation, maintenance and repair of the INTERCONNECTION FACILITY.

                       8.2.6.1 If requested by NIAGARA MOHAWK, such reimbursement shall be made sufficiently in advance of NIAGARA MOHAWK incurring the aforementioned costs or expense based on NIAGARA MOHAWK's good faith estimate of such costs or expense that may be paid promptly by NIAGARA MOHAWK when due. Upon completion of the work contemplated hereunder, NIAGARA MOHAWK will present PRODUCER with a summary of the actual costs and expense incurred, together with supporting documentation. In the event PRODUCER's advance reimbursement hereunder exceeds NIAGARA MOHAWK's actual costs, NIAGARA MOHAWK will refund PRODUCER's excess payment to PRODUCER within ten (10) days of the date the actual costs and expense summary was presented to PRODUCER In the event PRODUCER's advance reimbursement hereunder is less than NIAGARA MOHAWK's actual costs, PRODUCER will remit payment for the outstanding balance to NIAGARA
MOHAWK within ten (10) days of the date the actual costs and expenses summary was presented to PRODUCER.

                       8.2.6.2 Operation, maintenance and repair costs and expenses shall include all reasonable costs and expenses associated with operation, inspection, engineering and legal services, contract administration, rights-of-way acquisition, administrative and general, working capital (including material adders, overhead charges, and transportation charges), and allowed earnings and/or rates of return approved by a regulatory body having jurisdiction, incurred with respect to the INTERCONNECTION FACILITY, including but not limited to, the following:

                       (i)   Power Delivery

                             Inspections: Monthly substation inspee lions by a
                     traveling operator to inspect the INTERCONNECTION FACILITY for physical indications of potential problems. This inspection will not be charged if NIAGARA MOHAWK has employees working at the substation in the course of a month able to conduct such inspection in the normal course of their duties.

                             Switching: Periodic switching to remove or install
                     electrical equipment in service for scheduled work activities or during emergency conditions for equipment restoration activities.

                             Disconnects: Maintenance activitics associated with
                     disconnects bawd on work request generated by a traveling operator or as part of equipment maintenance requirements.

                             Breakers: Preventive and corrective maintenance
                     conducted on high voltage circuit breakers based on field observations, problems or per established maintenance procedures intervals.

                             Relay PM: Preventive and corrective maintenance
                     conducted on relay related problems or per established relay maintenance procedure intervals.

                       8.2.6.3 Notwithstanding the foregoing, operation and maintenance on NIAGARA MOHAWK's revenue metering for the PRODUCTION FACILITY's station service shall be in accordance with the rates, term and conditions established in NIAGARA MOHAWK's Retail Tariff, Public Service Commission No. 207
- Electricity ("the Retail Tariff'), as the same may be modified by the New York State Public Service Commission.

                       8.2.6.4 PRODUCER, upon thirty (30) days written notice to NIAGARA MOHAWK, shall have the right to audit NIAGARA MOHAWK's O&M records for the INTERCONNECTION FACILITY on an annual basis.


               8.2.7 Any and all federal, state or local taxes levied or assessed on NIAGARA MOHAWK, with respect to the ownership of the INTERCONNECTION FACILITY (other than income or excess profits tax); provided, however; that NIAGARA MOHAWK and PRODUCER shall agree upon an equitable allocation of any such taxes between the parties. If any form of tax, other than income or excess profits tax, under any present or future federal, state or other law different Irvin or in addition to the taxes for which participation in or payment by PRODUCER is provided herein or elsewhere in this AGREEMENT, should be levied or assessed against or incurred by NIAGARA MOHAWK with respect to any property or property right arising from NIAGARA MOHAWK's ownership of the INTERCONNECTION FACILITY which different or additional tax would not be required to be paid by NIAGARA MOHAWK in the absence of this AGREEMENT and, with respect to such different or additional tax, no obligation of PRODUCER to partici-pate or pay would have attached under the provisions of this AGREEMENT elsewhere than in this paragraph, then in such event PRODUCER and NIAGARA
MOHAWK shall agree upon an equithle allocation of such different or additional tax.

               8.2.8 NIAGARA MOHAWK agrees to cooperate with PRODUCER in attempting to minimize costs under this Article, provided PRODUCER reimburses NIAGARA MOHAWK for all costs incurred by NIAGARA MOHAWK in connection with such cooperation, including reasonable attorneys fees, and provided further that PRODUCER shall indemnify, defend, and save harmless NIAGARA MOHAWK its agents and employees, against any and all penalties, judgments, fines civil or criminal, or other costs that may be imposed by any governmental authority as a result of actions undertaken at the specific request or concurrence of the PRODUCER.


       8.3 PRODUCER agrees to pay all invoices within thirty (30) days from date of the invoice. If any invoice remains unpaid thirty (30) days from the invoice date, NIAGARA MOHAWK shall apply to the unpaid balance, and PRODUCER shall pay, a finance charge at the rate of interest equal to the Prime Rate as may from time to time be published in The Wall Street Journal under "Money Rates" ("INTEREST RATE"), plus 2% per month, but in no event more than the maximum allowed by law.

       8.4 Billing Disputes. If PRODUCER, in good faith, disputes an invoice, PRODUCER shall immediately notify NIAGARA MOHAWK of the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date. Consistent with Section 10.4 herein, if any amount withheld under dispute by PRODUCER is ultimately determined (under terms herein) to be due to NIAGARA MOHAWK, said funds held in escrow shall be paid to NIAGARA MOHAWK within one (1) Business Day of such determination along with interest accrued at the INTEREST RATE until date paid. Inadvertent ovexpayments shall be returned by NIAGARA MOHAWK upon request or deducted by NIAGARA MOHAWK from subsequent payments, with interest accrued at the INTEREST RATE from the date originally paid until the date paid or deducted.

       8.5 In the event that NIAGARA MOHAWK is the purchaser of power from the PRODUCTION FACILITY, any outstanding invoices which the PRODUCER has not paid to NIAGARA MOHAWK shall be deducted from the payments due PRODUCER by NIAGARA MOHAWK.

                                   ARTICLE IX

                                     NOTICES

       9.1 All notices required or peimittcd under this AGREEMENT shall be in writing and shall be personally delivered or sent by certified or registered first class mail, postage prepaid, telex, facsimile transmission, or overnight express mail or courier service addressed as follows:

                        To PRODUCER:

                        OSWEGO HARBOR POWER LLC
                        c/o NRG ENERGY, INC.
                        1221 Nicollet Mall
                        Minneapolis, MN 55403
                        Attn: Vice President & General Counsel


                        (612) 373-5392

                        To NIAGARA MOHAWK POWER CORPORATION:

                        MANAGER - TRANSMISSION & DELIVERY SERVICES 300 Erie Boulevard West Syracuse, New York 13202
                        (315) 460-2575

       9.2 Either party may change its address for notices by provided above.

       9.3 Notwithstanding paragraph 9.1, any notice hereunder, with respect to a system emergency or other occurrence requiring prompt attention, may be made by telephone provided that such notice is confirmed in writing promptly thereafter.

       9.4 These representatives as noted in paragraph 9.1 or their designees shall be authorized to act on behalf of the parties, and their instructions, requests, and decisions will be binding upon the parties as to all matters pertaining to this AGREEMENT and the performance of the parties hereunder. Only these representatives shall have the authority to commit funds or make binding obligations on behalf of the parties. These representatives shall be responsible for tracking work, costs, sched-ules and all other matters related to this AGREEMENT, and to the performance of any third parties.

                                    ARTICLE X

                              TERM AND TERMINATION

       10.1 This AGREEMENT shall become effective as of the date first above written (the "EFFECTIVE DATE"), subject to its approval or acceptance for filing by the FERC, and shall continue in effeth for twenty (20) years.

       10.2 This AGREEMENT shall not merge with or be terminated or superseded by any future agreement between the parties that does not specifically so provide.

       10.3 In the event PRODUCER abandons the PRODUCTION FACILITY; becomes insolvent; or assigns or subicts this AGREEMENT in a manner inconsistent with this AGREEMENT, or is violating any of the material conditions, terms, obligations, or covenants of this AGREEMENT, NIAGARA MOHAWK may terminate this AGREEMENT. Before instituting proceedings bcfore FERC to terminate the AGREEMENT, NIAGARA MOHAWK must give PRODUCER written notice of the reasons for termination. If within a period of thirty (30) days of such notice PRODUCER cures the default or breach cited by NIAGARA MOHAWK in such notice, to the reasonable satisfaction of NIAGARA MOHAWK, and shall have complied with the provisions of this AGREEMENT, such notice shall become null and void and of no effect. Notwithstanding the foregoing, NIAGARA MOHAWK and PRODUCER may terminate this AGREEMENT upon mutual agreement set forth in writing; provided, however that the requesting parry provides at least sixty (60) days written notice of intent to terminate.

       10.4 In the event of a billing dispute as set forth in Section 8.4 of this AGREEMENT between NIAGARA MOHAWK and the PRODUCER, NIAGARA MOHAWK will not apply to remove the INTERCONNECTION FACILITIES from service or to terminate transmission service thereon as long as the PRODUCER: (1) continues to make all payments not in dispute and (ii) pays into art independent escrow account the portion of the invoice in dispute, pending resolution of such dispute. If the PRODUCER fails to meet these two requirements, then a default shall be deemed to exist, to which the procedures set forth in this section for the disconnection of the INTERCONNECTION FACILITIES from service shall apply.

       10.5 Termination of this AGREEMENT shall not relieve PRODUCER of any of its liabilities and obligations arising hereunder prior to the date termination becomes effective, and NIAGARA MOHAWK may take whatever judicial or administrative actions as appear necessary or desirable to enforce its rights hereunder. The rights specified herein are not exclusive and shall be in addition to all other remedies available to NIAGARA MOHAWK, either at law or in equity, for default or breach of any provision of this AGREEMENT.

       10.6    In the event of termination of this AGREEMENT in accordance with
Article X, NIAGARA MOHAWK will physically disconnect the PRODUCTION FACILITY from the TRANSMISSION SYSTEM and at NIAGARA MOHAWK's sole determination remove any or all of NIAGARA MOHAWK's INTERCONNECTION FACILITY equipment.

                                   ARTICLE XI

                                  FORCE MAJEURE


       11.1 Neither party shall be considered to be in default or breach hereunder, and shall be excused from performance hereunder, if and to the extent that it shall be delayed in or prevented from performing or carmying out any provisions of this AGREEMENT by reason of storm, flood, lightning strikes, earthquake, tire, ice, snaw, epidemic, war, invasion, riot, civil disturbance, sabotage, explosion, insurrection, military or usurped power, strikes, stoppage of labor, labor dispute, failure of contractors or suppliers of material, action of any court or governmental authority, or any civil or military authority dc facto or de jure, change in law, act of God or the public enemy, or any other cause beyond either party's control, including, without limitation, disconnection or limited operation of NIAGARA MOHAWK's electric system, unscheduled repairs or maintenance, fuel or energy shortages, or equipment breakdown.

       11.2 The party claiming force majeure shall use due diligence to resume performance or the provision of service hereunder as soon as practicable.

       11.3 Neither party shall be liable to the other party for or on account of any loss, damage, injury or expense, including, but not limited to special, indirect and consequential damages, resulting from or arising out of such delay or inability to perform.

                                   ARTICLE XII

                           RELATIONSHIP OF THE PARTIES

       12.1 Nothing contained in this AGREEMENT shall be construed or deemed to cause, create, constitute, give effect to, or otherwise recognize PRODUCER and NIAGARA MOHAWK to be partners, joint venturers, employer and employee, principal agent, or any other business association, with respect to any matter.

       12.2 Unless otherwise agreed to in writing signed by both parties, neither party shall have any authority to create or assume in the other partys name or on its behalf any obligation, express or implied or to act or purport to act as the other party's agent or legal empowered representative for any purpose whatsoever.

       12.3 Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation or for any negligent act or omission to act of the other party, except as expressly provided for herein.

       12.4 The rights and obligations of the parties shall be limited to those expressly set forth herein.



                                  ARTICLE XIII

                       THIRD PARTY BENEFICIARY/ASSIGNMENT

       13.1 No person or party shall have any rights or interests, direct or indirect, in this AGREEMENT or the services or facilities to be provided hereunder, or both, except the parties, their successors, and authorized assigns.

       13.2 The parties specifically disclaim any intent to create any rights in any person or party as a third-party beneficiary to this AGREEMENT or to the services or facilities to be provided hereunder, or both.

       13.3 PRODUCER may assign or collaterally assign this AGREEMENT to lenders, or any financial institution participating in financing PRODUCER's INTERCONNECTION FACILITY or property acquisition, or to any partnerships created to operate PRODUCER's facilities, or to any other parties, including affiliates or partnerships, upon prior written notification to NIAGARA MOHAWK

       13.4 PRODUCER agrees to reimburse NIAGARA MOHAWK for costs and expenses (including reasonable fees and expenses of NIAGARA MOHAWK's counsel) incurred in connection with NIAGARA MOHAWK's review, execution and delivery of instruments, agreements or documents necessary in connection with the PRODUCER's assignment, transfer, sale or other disposition of this AGREEMENT or any interest in the INTERCONNECTION FACILITY.

       13.5 Any assignment in violation of Article XIII shall be considered null and void from its inception.

       13.6 Any NIAGARA MOHAWK authorized assignment shall not relieve PRODUCER of the responsibility of fill compliance with the requirements of this AGREEMENT.

       13.7 PRODUCER shall not make any assignment unless and until its successor in interest has agreed to undertake the obligations accepted by PRODUCER herein, and has provided written assurances to NIAGARA MOHAWK of continued performance md protection against liability upon assignment.

       13.8 Assignment contrary to the provisions of this AGREEMENT shall make PRODUCER the indemnitor of NIAGARA MOHAWK and its successors, against any liabilities and costs, including reasonable attorneys fees as to which PRODUCER's transferee fails to indemnify, defend, and hold harmless NIAGARA MOHAWK, its agents, employees and its successors, from and against any loss, damage, liability (civil or criminal), cost, suit, charge, expense (including reasonable attorneys fees) or cause of action, whether unconditionally certain or otherwise, incurred by NIAGARA MOHAWK as a result of said assignment or as a result of any dispute between PRODUCER and its transferees, or between any subsequent transferees, that arises from or relates to any assignment by PRODUCER.

       13.9 This AGREEMENT shall bind and inure to the benefit of the parties to this AGREEMENT, their successors and permitted assigns.


                                   ARTICLE XIV

                                    APPROVAL

       14.1 NIAGARA MOHAWK shall file this AGREEMENT with the appropriate regulatory authorities. If such regulatory body substantially modifies the terms and conditions of this AGREEMENT, either party shall have the right to unilaterally terminate this AGREEMENT.

       14.2 This AGREEMENT is entered into subject to authorization by, or requirements of regulatory authorities having jurisdiction in respect to this AGREEMENT.

       14.3 Nothing contained in this AGREEMENT shall be construed as affecting in any way the right of NIAGARA MOHAWK to unilaterally make application to the FERC for a change in rates, terms and conditions under
Section 205 of the Federal Power Act and pursuant to the Commission's rules and regulations.

                                   ARTICLE XV

                                     WAIVER

       15.1 No provision of this AGREEMENT may be waived except by mutual agreement of the parties as expressed in writing arid signed by both parties.

       15.2 Any waiver that is not in writing and signed by both parties shall be null and void from its inception.


       15.3 No express waiver in any specific instance as provided in a required writing shall be construed as a waiver of future instances unless specifically so provided in the required writing.

       15.4 No express waiver of any specific default shall be deemed a waiver of any other default whether or not similar to the default waived, or a continuing waiver of any other right or default by a party.

       15.5 The failure of either party to insist in any one or more instances upon the strict performance of any of the provisions of this AGREEMENT, or to exercise any right herein, shall not be construed as a waiver or relinquishment for the future of such strict performance of such provision or the exercise of such right.

                                   ARTICLE XVI

                           AMENDMENT AND MODIFICATION

       16.1 This AGREEMENT may be amended or modified only if the amendment or modification is in writing and executed by both parties. Any amendment or modification that is not in writing and signed by both parties shall be null and void from its inception.

       16.2 No express amendment or modification in any specific instance as provided herein shall be construed as an amendment or modification of future instances, unless specifically so provided in the required writing.

       16.3 Nothing in this AGREEMENT shall be construed as affecting in any way the ability of the PRODUCER to exercise its rights under the Federal Power Act and pursuant to FERC's rules and regulations promulgated thereunder.

                                  ARTICLE XVII

                                  GOVERNING LAW

       17.1 This AGREEMENT and the rights and obligations of the parties to this AGREEMENT shalt be governed by and construed in accordance with the laws of the State of New York.


       17.2 PRODUCER and NIAGARA MOHAWK agree to submit to the jurisdiction of the courts in the State of New York for the purposes of interpretation and enforcement of this AGREEMENT.

       17.3 PRODUCER and NIAGARA MOHAWK may waive personal service by manual delivery and agree that service of process on PRODUCER and NIAGARA MOHAWK in any action concerning or arising out of this AGREEMENT may be made by registered or certified mail, return receipt requested, delivered to PRODUCER and NIAGARA MOHAWK at its address set forth in Article IX.

                                  ARTICLE XVIII

                               DISPUTE RESOLUTION

       18.1 Any claim or dispute, which either party may have against the other, arising out of the AGREEMENT shall be submitted in writing to the other party not later than sixty (60) days after the circumstances which gave rise to the claim or dispute have taken place. The submission of any claim or dispute shall include a concise statement of the question or issue in dispute, together with relevant facts and documentation to fully support the claim.

       18.2 If any such claim pr dispute arises, the parties shall use their best efforts to resolve the claim or dispute, initially through good faith negotiations or upon the failure of such negotiations, through Alternative Dispute Resolution ("ADR") techniques in accordance with the Model Procedure for Mediation of Business Disputes as published by the Center for Public Resources; however, either party may terminate its participation in ADR during any stage of ADR and proceed under paragraph 18.3.

       18.3 If any claim or dispute arising hereunder is not resolved pursuant to paragraph 18.2, either party may, upon giving the other party at least ten (10) days prior written notice, initiate litigation to submit such claim or dispute for decision by a court of competent jurisdiction.

       18.4 Nothing in this Article XVIII shall restrict the rights of any party to file a complaint with FERC under relevant provisions of the Federal Power Act.

                                   ARTICLE XIX

                                  SEVERABILITY


       19.1 If any term of this AGREEMENT, or the interpretation or application of any term or provision to any prior circumstance, is held to be unenforceable, illegal, or invalid by any govermnentai agency or court of competent jurisdiction, the remainder of this AGREEMENT, or the interpretation or application of all other terms or provisions to persons or circumstances other than those that are unenforceable, illegal, or invalid, shall not be affected thereby and each terra and provision shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE XX

                                    HEADINGS

      20.1 The headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose, or limit or be used as an aid in construing the provisions of this AGREEMENT.

                                   ARTICLE XXI

                        INTEGRATION/MERGER/SURVIVABILITY

      21.1 This AGREEMENT sets forth the entire understanding and agreement of the parties as to the subject matter of this AGREEMENT and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to the INTERCONNECTION FACILITY.

      21.2 The obligations of the PRODUCER shall survive the completion, termination, or abandonment of this AGREEMENT and of the PRODUCER's facilities and work.

                                  ARTICLE XXII

                            COMPLIANCE WITH THE NERC

      22.1 Both parties agree to comply with any existing or future criteria, guides, and procedures established by the NERC or any successor organization to ensure the continued reliability of North America's interconnected bulk electric systems.


                                  ARTICLE XXIII

                                  COUNTERPARTS

      23.1 This Agreement may be executed in two or more counterparts, each of which shall he deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


OSWEGO HARBOR POWER LLC              NIAGARA MOHAWK POWER
                                     CORPORATION

By:    /s/ Brian B. Bird              By:    /s/ Clement E. Nadeau
   ------------------------------        ------------------------------------
Title: Treasurer                      Title: Vice President, Electric Delivery
Date:  July 30, 1999                  Date:  July 30, 1999